UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2005

US Oncology, Inc.

(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Numbers) 0-26190	(I.R.S. Employer Identification No.) 84-1213501

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of Principal Executive Offices)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 16, 2005, US Oncology, Inc. issued a press release announcing that its parent company, US Oncology Holdings, Inc., has entered into an agreement to sell an aggregate $250 million principal amount of senior unsecured floating rate notes due 2015.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	US Oncology, Inc.’s press release dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	By:	/s/ PHILLIP H. WATTS
Phillip H. Watts
General Counsel